UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

September 3, 2003

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State of incorporation)

1-6523

(Commission File Number)

56-0906609

(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina

(Address of principal executive offices)

28255

(Zip Code)

704.386.8486

(Registrant’s telephone number, including area code)

ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE.

Amended and Restated Bylaws.    On September 24, 2003, Bank of America Corporation (the “Registrant”) adopted amended and restated Bylaws. A copy of the Bylaws is attached as Exhibit 99.1 hereto and incorporated by reference herein.

Litigation and Regulatory Matters.    On September 3, 2003, the Office of the Attorney General for the State of New York (“NYAG”) simultaneously filed and settled a complaint against Canary Capital Partners, LLC, et al. (collectively, “Canary”). The complaint alleged, among other things, that Canary engaged in improper trading with certain mutual funds in the Nations Funds family (the “Nations Funds”). Specifically, the NYAG alleged that Canary engaged in activities that it characterized as “market timing” and also “late trading.” Bank of America is cooperating fully with the NYAG, the U.S. Securities and Exchange Commission (the “SEC”) and other regulators in connection with these inquiries.

On September 16, 2003, the NYAG announced a criminal action, and the SEC announced a civil action, against a former employee of Banc of America Securities, LLC. The complaints allege that this former employee played a key role in enabling Canary to engage in “late trading” of shares of Nations Funds and other mutual funds in violation of state and federal law.

Bank of America has announced that it will establish a restitution fund for shareholders of the Nations Funds who were harmed by the late trading and market timing practices of Canary. In addition, Bank of America announced that it will provide restitution for shareholders of third party mutual funds who were harmed by any late trading activities by Canary that are found to have occurred through Bank of America in the event restitution is not otherwise available from Canary, its affiliates, its investors or from any other third parties. Bank of America has also committed to return to the Nations Funds all funds management and advisory fees related to the Canary market timing agreement.

Bank of America has named several key leaders and advisors external to Bank of America to review mutual fund practices. These individuals will lead an independent review of Bank of America’s mutual fund policies and practices, conduct a complete legal and regulatory compliance review of Bank of America’s mutual fund business, and coordinate a detailed review of all technology, control, and compliance systems related to the mutual fund business, including all systems relating to sales, clearing, and derivative and brokerage operations.

Bank of America intends to develop new policies to eliminate all lending, derivatives, brokerage services or any other services relating to mutual fund trading activity by clients known to Bank of America to engage in active mutual fund market timing not permitted by the targeted funds.

Bank of America has committed to no longer permit special exceptions to the market timing policies established by Bank of America.

The independent trustees of the Board of Trustees of the Nations Funds have retained an independent firm to evaluate the extent of any adverse monetary impact to any Nations Fund in which the Nations Funds’ adviser permitted a discretionary market-timing agreement. They also announced that they would evaluate whether any additional steps are appropriate to assure Nations Funds shareholders that the Nations Funds are being managed in their best interests. In addition, the independent trustees announced that the Board of Trustees, with the assistance of the independent firm, will conduct a review of the issues relating to late trading in Nations Funds, consider the results of the review of these issues being conducted by the Registrant, and take action as appropriate.

As of the date hereof, a number of lawsuits have been filed against the Registrant and several of its subsidiaries, affiliates and associates in connection with these circumstances, alleging breaches of fiduciary duties, the federal and state securities laws, and the Investment Advisers Act of 1940 as well as contractual claims. Bank of America has also received shareholder derivative actions on behalf of Bank of America alleging various claims, including breach of fiduciary duty, against the board of directors in connection with these matters. Additional lawsuits presenting similar or additional allegations and requests for relief arising out of these circumstances could be filed in the future against Bank of America and related parties.

During the quarter ended September 30, 2003, the Registrant recognized a $100 million charge to income in connection with these matters. The Registrant, however, cannot determine at this time the eventual outcome, timing or impact of these matters. Accordingly, it is possible that additional charges in the future may be required.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(c) Exhibits.

The following exhibits are filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Bylaws of Registrant, as adopted September 24, 2003

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ MARC D. OKEN
Marc D. Oken Executive Vice President and Principal Financial Executive

Dated: October 14, 2003

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

99.1	Bylaws of Registrant, as adopted September 24, 2003

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